    As filed with the Securities and Exchange Commission on January 27, 1999



                                                     Registration No. 333-47377
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MELLON BANK CORPORATION
             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                                           25-1233834
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             ONE MELLON BANK CENTER
                                500 GRANT STREET
                       PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-5000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    --------

                              CARL KRASIK, ESQUIRE
                     SECRETARY AND ASSOCIATE GENERAL COUNSEL
                             MELLON BANK CORPORATION
                             ONE MELLON BANK CENTER
                                500 GRANT STREET
                       PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-5000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    --------

     Approximate date of commencement of the proposed sale of the securities to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES



     This Post-Effective Amendment No. 1 to the Registration Statement No. 333-47333 on Form S-3 (the "Registration Statement") is filed by Mellon Bank Corporation to deregister such portion of the 5,069,403 shares of its common stock, par value $.50 per share, previously registered on the Registration Statement that have not been sold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 27, 1999.

                                     MELLON BANK CORPORATION
                                     (Registrant)


                                      By:  /s/ Martin G. McGuinn
                                           -------------------------------
                                           Martin G. McGuinn
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.

                                           /s/ Martin G. McGuinn
                                           -------------------------------
                                           Martin G. McGuinn
                                           Principal Executive Officer
                                           and Director

                                           /s/ Steven G. Elliott
                                           -------------------------------
                                           Steven G. Elliott
                                           Principal Financial Officer

                                           /s/ Michael K. Hughey
                                           -------------------------------
                                           Michael K. Hughey
                                           Principal  Accounting Officer

DWIGHT L. ALLISON, JR., Director; BURTON C. BORGELT, Director; CAROL R. BROWN, Director; FRANK V. CAHOUET, Director; CHRISTOPHER M. CONDRON, Director;
J.W. CONNOLLY, Director; CHARLES A. CORRY, Director; C. FREDERICK FETTEROLF, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; GEORGE W. JOHNSTONE, Director; ROTAN E. LEE, Director; ANDREW W. MATHIESON, Director; EDWARD J. McANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; DAVID S. SHAPIRA, Director; JOAB L. THOMAS, Director; WESLEY W. von SCHACK, Director; WILLIAM J. YOUNG, Director.


                                        By:/s/ Carl Krasik
                                           -------------------------------
                                           Carl Krasik
                                           Attorney-in-Fact



-------------------------------
Jared L. Cohon
Director



-------------------------------
Mark A. Nordenberg
Director